                                STIKEMAN ELLIOTT
                                ----------------

                 Stikeman Elliott LLP  Barristers & Solicitors

  1155 Rene-Levesque Blvd. West, 40th Floor, Montreal, Quebec, Canada H3B 3V2
           Tel: (514) 397-3000  Fax: (514) 397-3222  www.stikeman.com

                                                               September 1, 2005

HENRY BIRKS & SONS INC.
1240 Square Phillips
Montreal, Quebec
Canada
H3B 3H4


                       REGISTRATION STATEMENT ON FORM F-4
                       ----------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the Registration Statement on Form F-4 filed by you with the Securities and Exchange Commission (the "Commission") on July 27, 2005 (as such may thereafter be amended or supplemented, the "Registration Statement") in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), of Class A voting shares of your share capital to be issued pursuant to the merger (the "Merger") of Birks Merger Corporation, a wholly-owned subsidiary of Henry Birks & Sons Inc., with and into Mayor's Jewelers, Inc. (the "Class A Voting Shares").

     In connection with the opinion hereafter expressed, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, papers, instruments, certificates of public officials and corporate records as we have deemed necessary as a basis for the opinion set forth herein. We have relied as to factual matters on certificates or other documents furnished by you or your officers and by governmental authorities and upon such other documents and data that we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all persons executing such documents, the conformity to original documents of all documents submitted to us as copies, and the truth and correctness of any representations and warranties contained therein.

     Our opinion expressed below is limited to the laws of the Province of Quebec and the federal laws of Canada applicable therein, and we do not express any opinion herein concerning any other law. Based upon and subject to the foregoing, we are of the



  MONTREAL    TORONTO    OTTAWA    CALGARY    VANCOUVER    NEW YORK    LONDON
                              HONG KONG    SYDNEY

                                STIKEMAN ELLIOTT
                                ----------------

opinion that the Class A Voting Shares, when issued pursuant to the Merger, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     This opinion is limited to the matters stated herein and is addressed to you for the purposes of the registration of the Class A Voting Shares under the Securities Act pursuant to the Registration Statement.


                                       Very truly yours,


                                       /s/ Stikeman Elliott LLP
                                       ------------------------